Exhibit 5.1

SIDLEY AUSTIN llp	BEIJING	NEW YORK
ONE SOUTH DEARBORN STREET	BRUSSELS	PALO ALTO
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.
LOS ANGELES

FOUNDED 1866
April 8, 2010
Dex One Corporation
1001 Winstead Drive
Cary, North Carolina 27513
     Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Dex One Corporation, a Delaware corporation formerly known as R.H. Donnelley Corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale of 15,262,488 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, and $116,623,725 aggregate principal amount of the Company’s 12%/14% Senior Subordinated Notes due 2017 (the “Notes”) by the selling securityholders referred to in the Registration Statement. The Notes and the Shares were issued pursuant to the Joint Plan of Reorganization for the Company and its subsidiaries (the “Reorganization Plan”), dated October 21, 2009, as amended, supplemented or otherwise modified and as confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to the order confirming the Reorganization Plan pursuant to Section 1129 of Title 11, United States Code, entered by the Bankruptcy Court on January 12, 2010 (the “Order”). The Notes were issued pursuant to an Indenture, dated as of January 29, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.
          This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          As counsel for the Company, we are familiar with the Reorganization Plan and the Order and we have examined and relied upon originals, or copies of originals certified or otherwise identified to our satisfaction, of such agreements, including the Indenture, documents, certificates and statements of government officials and other instruments as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

April 8, 2010

upon, and assumed the accuracy and completeness of, certificates and oral and written statements and representations of officers and other representatives of the Company.
          Based on the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:
          1. The Shares have been legally issued and are fully paid and non-assessable.
          2. The Notes have been legally issued and are binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
          This letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.
          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,
/s/ Sidley Austin LLP